I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MENZIES BAY MINERALS INC., did on March 27, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law od said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 27, 2006. /s/ DEAN HELLER DEAN HELLER Secretary of State By: /s/ Certification Clerk

        Dean Heller
        Secretary of State
        206 North Carson Street
        Carson City, Nevada 89701-4299
        (775) 684 5708

Entity #
E0226702006-6
Document Number
20060187556-90

ARTICLES OF INCORPORATION	Date Filed
(PERSUANT TO NRS 78)	3/27/2006 11:31:19 AM
In the office of
/s/ Dean Heller
Dean Heller
Secretary of state

Important: Read attached instructions before completing form.                                    ABOVE SPACE IS FOR OFFICE USE ONLY.

1.	Name of Corporation:	MENZIES BAY MINERALS INC.
2.	Resident Agent Name and Street Address: (must be nevada adress where process may be served)	CSC Services of Nevada, Inc. Name 502 E. John Street Carson City Nevada 89706 Street Address City State Zip Code Optional mailing Address City State Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Par Value: $ ..001 Number of shares without par value
(number of shares corporationn authorized to issue)
4.	Names &Addresses of Board of Directors/Trustees (attach additional pages oif there is more than 3 directors/trustees)	1. Rod Bergen Name 1485 Davie Street Apt 307 Vancouver, BC Canada V6G 1V5 Street Address City State Zip Code
5.	Purpose: (Optional-see instructions)	The purpose of this Corporation shall be:
6.	Names, Address and Signature of Incorporator: (attach additional pages if there is more than 1 incorporator)	CSC Services of Nevada, Inc. Name 502 E. John Street Carson City Nevada 89706 Street Address City State Zip Code
7.	Certificate of Acceptence of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: /s/ January 6, 2006 Authorized Signature of R.A. or On Behalf of R.A Company Date

This form must be accompanied by approriate fees. See attached fee schedule.